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                                                                  Exhibit 10 (r)

                                 PROMISSORY NOTE

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$________                                                 ________________, 2001
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                                                                  Topeka, Kansas

      1. FOR VALUE RECEIVED, _________________________, an individual
("Debtor"), unconditionally promises to pay to the order of Western Resources, Inc., a Kansas corporation ("Payee"), at its principal business offices located at 818 South Kansas Avenue, Topeka, Kansas 66612, or at any other place designated in writing at any time by the holder hereof, the principal sum of $_______ (or, if less, so much thereof as may have been advanced).

      2. Debtor promises to pay principal and interest as follows:

      (a) Interest shall be due and payable quarterly in arrears commencing on April 10, 2002 and continuing on the tenth day of each July, October, January and April to occur thereafter and on the Maturity Date (as defined below) for the immediately preceding calendar quarter (or other period).

      (b) The entire unpaid principal balance hereof is due and payable on ________, 2004 (the Maturity Date).

      3. Interest shall be payable each quarter on unpaid principal advances at a rate equal to the average daily interest rate paid by Payee during such quarter on all borrowings under Payee's $500,000,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement dated March 27, 1998 with The Chase Manhattan Bank, as Administrative Agent, or the revolving credit facility replacing such agreement. All payments of interest shall be calculated on the basis of actual number of days elapsed in a calendar year of 365 or 366 days, as the case may be.

      4. Borrower may prepay at any time all or any party of the unpaid principal advances.

      5. All payments shall be made in lawful currency of the United Sates of America in immediately available funds. All amounts payable under this Note shall be paid when due without offset, defense, or counterclaim of any kind, nature, or description. All payments shall be applied first to accrued but unpaid interest and then to unpaid principal balances. If any payment of interest or principal hereunder becomes due and payable on a Saturday, Sunday, or holiday when banks are closed, such payment shall be made on the next business day and interest shall accrue at the applicable rate to the payment date.

      6. The occurrence of any of the following events shall be deemed an "Event of Default" under this Note: (a) the failure of Debtor to pay when due any principal, interest, or other charges payable under this Note; (b) Debtor makes an assignment for

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the benefit of creditors; (c) attachment or garnishment proceedings are commenced against Debtor; (e) a receiver, trustee or liquidator is appointed over or execution levied upon any property of Debtor; (f) proceedings are instituted by or against Debtor under bankruptcy, relief of debtors, including, without limitation, the United States Bankruptcy Code.

      7. Upon the occurrence of an Event of Default, the Payee may immediately, at its option, pursue any one or more of the following remedies: (a) declare the entire unpaid principal balance of this Note, together with all accrued interest and any other charges or amounts payable hereunder immediately due and payable, regardless of the maturity date, without presentment, demand, or notice of any kind, all of which are expressly waived; (b) pursue any other rights and remedies of Payee under applicable law; or (c) offset against any amounts payable under this Note any other debts or obligations of the Payee to Debtor, whether or not then due. The remedies provided in this Note are cumulative and not mutually exclusive. Such remedies may be exercised and enforced alternatively, successively, and concurrently, at the sole discretion of the Payee, as often and whenever an occasion may arise.

      8. After maturity of any amount payable under this Note, as to such amount, and from and after the occurrence of an Event of Default, as to the unpaid principal balance of this Note, all accrued interest payable under this Note from the date due, and all other charges payable under this Note, interest shall accrue at a rate equal to the then applicable interest rate plus two percent (the Maturity Rate).

      9. In no event shall the total of all amounts payable hereunder, whether of interest or of other charges which may or might be characterized as interest, exceed the maximum rate or amount permitted to be charged under applicable law. If Payee receives any payment that is or would be in excess of the interest or other charge permitted to be charged under applicable law, the portion of the payment which is in excess of the permissible amount shall have been, and shall be deemed to have been, a payment in reduction of the principal balance of this Note or, if such portion exceeds the unpaid principal balance, the excess shall be refunded to Debtor.

      10. Debtor and all endorsers, sureties, guarantors, and other persons who are or may become liable for payment of all or any part of the obligations evidenced by this Note agree jointly and severally to pay on demand all costs, charges, and expenses, including attorneys' fees, to the extent permitted by law, which may be incurred by the Payee for the collection of any sums due hereunder or for defending or enforcing any of the Debtor's rights hereunder, together with interest on such costs from the date incurred by the Payee until paid at the Maturity Rate.

      11. Debtor, for itself and for all endorsers, sureties, guarantors, and other persons who now are or who may become liable for payment of all or any part of the obligations evidenced by this Note, jointly and severally and irrevocably hereby (a) waives demand for payment, protest, notice of dishonor or nonpayment, valuation and appraisement, notice of protest, and presentment for payment and any and all other

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notices and demands whatsoever and any and all delays or lack of diligence in the collection thereof; (b) waives all rights to have the indebtedness and other obligations evidenced by or arising under this Note marshaled; and (c) consents and agrees to and waives ay notice of any and all renewals, extension, modifications or indulgences pertaining to the terms of this Note, and to any and all releases or substitutions of any party liable for the payment of, or any security for the payment of, any sums due under this Note. Any such renewal, extension, modification, release, or substitution may be made without notice to any such party and without discharging any such party's liability hereunder.

      12. No delay, failure or forbearance on the part of Payee in exercising any right, power, privilege or remedy hereunder shall affect such right, power or remedy or be deemed a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof or the exercise of any other right, power, privilege or remedy hereunder.

      13. All notices or other communications required or permitted to be given pursuant to the provisions of this Note shall be deemed to have been duly given or make: if by hand, immediately upon delivery; if by telex, immediately upon sending; if by express mail or any other public, semi-public, or private overnight delivery service, one (1) day after dispatch; and if mailed by certified mail, postage prepaid and return receipt requested, one (1) day after deposit in the mail. All such notices and communications shall be given to the parties at their respective addresses set forth in this Note, or to such other addresses as either party may designate by notice in accordance with the terms of this Section.

      14. This Note shall be governed by and construed in accordance with the laws of the State of Kansas, except to the extent that federal usury law may be applicable. The terms of this Note are severable. If any provision, or the application of any provision, shall be declared invalid or unenforceable, the remaining provision and all other applications of such provisions shall remain in full force and effect, and in no way shall be impaired.

      14. This Note and every covenant and agreement herein contained shall be jointly and severally binding upon Debtor and Debtor's heirs, successors and assigns and shall inure to the benefit of the Payee and its successors and assigns.

      15. Time is of the essence of this Note.

      IN WITNESS WHEREOF, this Note has been executed on the day and year first above written.